UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 3, 2011

DEVRY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

DeVry Inc. (“DeVry”) held its Annual Meeting of Shareholders on November 3, 2011. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The shareholders elected each of the five nominees as Class II Directors to serve until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified:

Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
Christopher B. Begley	54,844,238	481,517	3,825,676
David S. Brown	52,509,548	2,816,207	3,825,676
Gary Butler	52,581,926	2,743,829	3,825,676
Lisa W. Pickrum	53,813,929	1,511,826	3,825,676
Fernando Ruiz	53,812,521	1,513,234	3,825,676

The shareholders ratified the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for DeVry for the year 2012:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
58,521,601	624,355	5,475	0

The shareholders in an advisory vote approved the compensation of DeVry’s named executive officers, as described in DeVry’s Proxy Statement:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
53,994,745	1,212,283	118,727	3,825,676

The shareholders voted as follows on the advisory vote on the frequency of an advisory vote on the compensation of DeVry’s named executive officers, as described in DeVry’s Proxy Statement:

Yearly	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
51,675,337	318,833	3,259,910	71,675	3,825,676

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that DeVry will hold future advisory votes on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)
Date: November 3, 2011
	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer